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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
  [_]Preliminary Proxy Statement
  [_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Under Rule 14a-12

                            Paradigm Genetics, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies: _____
    2) Aggregate number of securities to which transaction applies: ________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______
    4) Proposed maximum aggregate value of transaction: ____________________
    5) Total fee paid: _____________________________________________________

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
    1) Amount previously paid: _____________________________________________
    2) Form, Schedule or Registration Statement No: ________________________
    3) Filing party: _______________________________________________________
    4) Date Filed: _________________________________________________________

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

[LOGO OF PARAGIGM GENETICS]

                                                                  April 6, 2001

Dear Stockholder,

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Paradigm Genetics, Inc. (the "Company") to be held at 10:00 a.m. (local time) on Wednesday, May 2, 2001 at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

  At the Annual Meeting, two people will be elected to the Board of Directors. In addition, the Company will ask the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          John A. Ryals
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                            PARADIGM GENETICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 2, 2001

To the Stockholders of Paradigm Genetics, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Paradigm Genetics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 2, 2001 at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709 at 10:00 a.m. (local time) for the following purposes:

  1. To elect two members to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

  3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Henry P. Nowak, Esquire
                                          Secretary

April 6, 2001

                            PARADIGM GENETICS, INC.
                              108 ALEXANDER DRIVE
                       RESEARCH TRIANGLE PARK, NC 27709
                                (919) 425-3000

                               ----------------
                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Paradigm Genetics, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709 on Wednesday, May 2, 2001 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

  .  FOR the election of the two nominees for director named herein, and

  . FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

  The nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001, the affirmative vote of a majority of shares of Common Stock voted for or against the proposal at the Meeting is necessary for approval.

  If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors and the proposal relating to the ratification of independent public accountants, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

  The close of business on March 19, 2001 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 19, 2001, the Company had 26,322,777 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about April 6, 2001 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of February 26, 2001 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on page 12, and all directors and current executive officers as a group.

                                                                  Shares
                                                               Beneficially
                                                                 Owned(1)
                                                             -----------------
Name and Address**                                            Number   Percent
------------------                                           --------- -------
Innotech Investments Limited(2)............................. 3,951,273  14.9%
 3 Charterhouse Mews
 Charterhouse Square
 London EC1M 6BB

Entities Affiliated with Polaris Venture Management Co.,
 L.L.C. and Polaris Venture Management Co. III, L.L.C.(3)... 1,554,212   5.9%
 1000 Winter Street
 Suite 3350
 Waltham, MA 02154

Entities Affiliated with Intersouth Partners III, L.P. and
 Intersouth Partners IV, L.P.(4)............................ 1,602,198   6.1%
 3211 Shannon Road, Suite 610
 Durham, NC 27707

Entities Affiliated with The Burrill AgBio Capital Fund
 L.P.(5).................................................... 1,999,694   7.6%
 120 Montgomery Street
 Suite 1370
 San Francisco, CA 94104

G. Steven Burrill(6)........................................ 1,999,694   7.6%
John A. Ryals, Ph.D.(7)..................................... 1,282,500   4.9%
Athanasios Maroglou, Ph.D.(8)...............................   169,478     *
Ian A.W. Howes(9)...........................................   281,518   1.1%
Craig Liddell, Ph.D.(10)....................................   168,687     *
John Hamer, Ph.D.(11).......................................   179,993     *
Robert Goodman, Ph.D.(12)...................................    53,165     *
Michael Summers(13).........................................    53,165     *
Henri Zinsli, Ph.D.(14).....................................    53,165     *
Mark B. Skaletsky(15).......................................       555     *
Susan K. Harlander..........................................       --    --
All directors and current executive officers as a group (15
 persons)................................................... 5,208,183  19.1%

--------
  * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) The number of shares of Common Stock issued and outstanding on February 26, 2001, was 26,256,190. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 26, 2001, plus shares of Common Stock subject to options and warrants held by such person at February 26, 2001 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Includes warrants to purchase 187,500 shares of our common stock. All of the issued capital stock of Innotech Investment Limited is owned by a Blind Trust, the sole Trustee of which is J. S. Portrait, who as a result of her control of the shares of Innotech, may be deemed to be the beneficial owner of the Paradigm shares held by Innotech.

 (3) Represents 447,019 shares held by Polaris Venture Partners, L.P. ("PVP, L.P."), 27,063 shares held by Polaris Venture Partners Founders' Fund, L.P. ("Founders' I"), 868,974 shares held by Polaris Venture Partners III, L.P. ("PVP III, L.P."), 20,567 shares held by Polaris Venture Partners Founders' Fund III, L.P. ("Founders' III"), 42,503 shares held by Polaris Venture Partners Entrepreneurs' Fund III, L.P. ("Entrepreneurs' III"), 5,014 shares held by Alan G. Spoon ("Spoon"), 47,872 shares held by Stephen D. Arnold ("Arnold"), 47,472 shares held by Jonathan A. Flint ("Flint") and 47,728 shares held by Terrance G. McGuire ("McGuire"). Polaris Venture Management Co., L.L.C. ("PVM I") is the general partner of PVP, LP and Founders' I. Polaris Venture Management Co. III, L.L.C. ("PVM III") is the general partner of PVP III, L.P., Founder's III and Entrepreneurs' III. The Managing Members of PVM I are Arnold, McGuire and Flint. The Managing Members of PVM III are Arnold, McGuire, Flint and Spoon. Mssrs. Arnold, McGuire, Flint and Spoon each disclaims beneficial ownership of the shares held by PVP, L.P., Founders' I, PVP III, L.P., Founders' III and Entrepreneurs III except to the extent of their respective pecuniary interests in those entities.
 (4) Represents 274,943 shares held by Intersouth Partners III, L.P. ("Partners III"), 1,056,413 shares held by Intersouth Partners IV, L.P. ("Partners IV"), 149,393 shares held by Dennis Dougherty ("Dougherty") and 121,449 shares held by Mitch Mumma ("Mumma"). Intersouth Associates III, L.P. ("Associates III") is the general partner of Partners III. Intersouth Associates IV, L.L.C. ("Associates IV") is the general partner of Partners IV. Dougherty and Mumma are general partners of Associates III and managing members of Associates IV. Mssrs. Dougherty and Mumma each disclaims beneficial ownership of the shares held by Partners III and Partners IV except to the extent of their respective pecuniary interests in those entities.
 (5) As the General Partner of Burrill AgBio Capital Fund L.P., Burrill & Company, LLC, is deemed to beneficially own the shares held of record by Burrill AgBio Capital Fund L.P. Mr. Burrill is the Chief Executive Officer of Burrill & Company, LLC.
 (6) Includes 1,999,195 shares held of record by The Burrill AgBio Capital Fund L.P., which Mr. Burrill may be deemed to beneficially own by virtue of his position as the Chief Executive Officer of Burrill & Company, LLC, the General Partner of Burrill AgBio Capital Fund L.P. Mr. Burrill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Burrill AgBio Capital Fund L.P. Also includes 50,000 shares subject to immediately exercisable stock options. As of February 26, 2001, we had the right to repurchase all 34,723 of the shares issuable upon exercise of these options if Mr. Burrill ceases his directorship with us. Includes an additional 499 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
 (7) Includes 8,000 shares, which were issued upon the exercise of immediately exercisable options and 97 immediately exercisable options held by Dr. Ryals' wife. As of February 26, 2001, we had the right to repurchase 1,904 shares if she ceases her employment with us. Also includes 77,917 shares held by Dr. Ryals that are subject to immediately exercisable stock options. As of February 26, 2001, we had the right to repurchase 55,192 shares issuable upon exercise of these options if Dr. Ryals ceases his employment with us. Includes 1,193,181 shares of common stock held by Dr. Ryals. Includes an additional 3,293 and 12 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001 by Dr. Ryals and his wife, respectively.
 (8) Includes 163,000 shares, which were issued upon the exercise of immediately exercisable options, and 5,260 shares that are subject to immediately exercisable stock options. As of February 26, 2001, we had the right to repurchase 117,274 shares issuable upon exercise of these options if Dr. Maroglou ceases his employment with us. Includes an additional 1,218 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
 (9) Includes 280,300 shares which were issued upon the exercise of immediately exercisable options. As of February 26, 2001, we had the right to repurchase 139,942 shares, which were issued upon exercise of immediately exercisable options if Mr. Howes ceases his employment with us. Includes an additional 1,218 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
(10) Includes 43,750 shares, which were issued upon the exercise of immediately exercisable options, and 123,750 shares that are subject to immediately exercisable stock options. As of February 26, 2001, we had the right to repurchase 75,939 shares issuable upon exercise of these options if Dr. Liddell ceases his employment with us. Includes an additional 1,187 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.

(11) Includes 6,000 shares, which were issued upon the exercise of immediately exercisable options and 10,200 immediately exercisable options held by Dr. Hamer's wife. As of February 26, 2001, we had the right to repurchase 8,538 shares if she ceases her employment with us. Also includes 2,000 shares held by Dr. Hamer's daughter. Also includes 26,333 shares of common stock that were issued upon the exercise of immediately exercisable options and 134,167 shares that are subject to immediately exercisable stock options held by Dr. Hamer. As of February 26, 2001, we had the right to repurchase 80,105 shares that are issuable upon exercise of Dr. Hamer's options if Dr. Hamer ceases his employment with us. Includes an additional 1,218 and 75 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001 by Dr. Hamer and his wife, respectively.
(12) Includes 52,666 shares which were issued upon the exercise of stock options. As of February 26, 2001, we had the right to repurchase 18,556 shares issued upon exercise of immediately exercisable options if Dr. Goodman ceases his directorship with us. Includes an additional 499 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
(13) Includes 52,666 shares that are subject to immediately exercisable stock options. As of February 26, 2001, we had the right to repurchase 18,556 shares issuable upon exercise of the immediately exercisable options if Mr. Summers ceases his directorship with us. Includes an additional 499 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
(14) Includes 2,666 shares that are subject to immediately exercisable stock options and 50,000 shares which were issued upon the exercise of stock options. As of February 26, 2001, we had the right to repurchase 18,556 of these shares issued or issuable upon exercise of the immediately exercisable options if Dr. Zinsli ceases his directorship with us. Includes an additional 499 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.
(15) Consists of 555 shares that may be acquired upon the exercise of options within 60 days of February 26, 2001.

                                  MANAGEMENT

Board of Directors

  Under the Company's Charter and Bylaws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members and a seventh member has been appointed to begin service on May 1, 2001. The Board of Directors is classified into three classes as follows: G. Steven Burrill, John A. Ryals, Ph.D. and Robert Goodman, Ph.D. constitute a class with a term ending in 2003 (the "Class III directors"); Michael Summers and Henri Zinsli, Ph.D. constitute a class with a term ending in 2002 (the "Class II directors"); and Mark B. Skaletsky and Susan K. Harlander, Ph.D. (commencing May 1, 2001) constitute a class with a term which expires at the upcoming Meeting (the "Class I director"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  The Board of Directors has voted to set the size of the Board of Directors at seven and to nominate Mark B. Skaletsky and Susan K. Harlander, Ph.D. for election at the Meeting for a term of three years, to serve until the 2004 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class III directors (G. Steven Burrill, John
A. Ryals, Ph.D. and Robert Goodman, Ph.D.) and the Class II directors (Michael Summers and Henri Zinsli) will serve until the annual meetings of Stockholders to be held in 2003 and 2002, respectively, and until their respective successors have been elected and qualified.

  Set forth below are the names of the persons nominated as directors and the directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

                 Name              Age Position with the Company
                 ----              --- -------------------------
    G. Steven Burrill.............  56 Director and Chairman of the Board
    John A. Ryals, Ph.D. .........  47 Chief Executive Officer, President and
                                       Director
    Robert Goodman, Ph.D. ........  55 Director
    Michael Summers...............  59 Director
    Henri Zinsli, Ph.D. ..........  60 Director
    Mark B. Skaletsky.............  52 Director
    Susan K. Harlander, Ph.D.(1)..  52 Director

--------
(1) On March 16, 2001, the Board of Directors appointed Dr. Harlander to the Board of Directors, with her service as a Director to commence on May 1, 2001.

  G. Steven Burrill has been a member of our Board of Directors since March 1999, and has served as the chairman of our Board of Directors since December 1999. Mr. Burrill is the Chief Executive Officer of Burrill & Company, a private merchant bank focused on life science companies, which he founded in 1996. Prior to starting Burrill & Company, Mr. Burrill spent 27 years with Ernst & Young, including the last 17 years as a partner of the firm. Mr. Burrill received his BBA degree from the University of Wisconsin-Madison. Mr. Burrill currently serves on the boards of directors of DepoMed, Inc., Third Wave Technologies, Inc. and Transgene SA.

  John A. Ryals, Ph.D. co-founded our company in September 1997 and has served as our Chief Executive Officer and President since inception. From October 1996 to September 1997, Dr. Ryals was Vice President of Research for Novartis Crop Protection, Inc. and Head of the Biotechnology and Genomics Center of Novartis in Research Triangle Park, North Carolina, where he was responsible for worldwide biotechnology and genomics research and target-based discovery. Dr. Ryals has 15 years of experience in agricultural biotechnology working in various positions at the Agricultural Biotechnology Research Unit of Ciba-Geigy Corporation, including Head of Agricultural Biotechnology Research and Vice-President of Biotechnology at Ciba Seeds, a position which he held from 1993 to 1996. Dr. Ryals received his Ph.D. in Molecular Biology from the University of Texas at Dallas in 1982 and is an Adjunct Professor at North Carolina State University.

  Michael Summers has been a member of our Board of Directors since March 1998. Since October 1990, Mr. Summers has been a managing partner of Summers Associates, a specialized international business development organization. Mr. Summers is also managing director of Floranova Limited. He received his B.S. in Botany from the University of Exeter in 1964.

  Robert M. Goodman, Ph.D. has been a member of our Board of Directors since June 1998. Since September 1991, Dr. Goodman has been a Professor of Plant Pathology at the University of Wisconsin-Madison. Dr. Goodman is also a member of the Microbiology graduate program, the interdepartmental program in plant genetics and plant breeding, the Institute of Environmental Studies, the graduate program in cellular and molecular biology and the biotechnology training program. Dr. Goodman received a Ph.D. in plant virology from Cornell University in 1973.

  Henri Zinsli, Ph.D. has been a member of our Board of Directors since June 1998. Since 1997, Dr. Zinsli has served as the Chairman of Discovery Technologies Ltd. in Allschwil, Switzerland, and since 1999, he has also served as the Chief Executive Officer of Discovery Technologies Ltd. Since 1998, he has served as the Chairman of Zeptosens Inc. in Witterswil, Switzerland. He is also a non-executive director of Plasmon, plc, in Royston, UK, a position which he has held since 1996. Until 1996, he was the head of Corporate Business Development at Ciba-Geigy Ltd. in Basel. Dr. Zinsli has over 30 years of experience at Ciba-Geigy Ltd. He received his Ph.D. in economics at the University of St. Gallen, Switzerland in 1968.

  Mark B. Skaletsky joined the Company as a director in February 2001. Mr. Skaletsky has been the Chairman and Chief Executive officer of Althexis since April 2001. From May 1993 to January 2001, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc. From 1988 to 1993, Mr. Skaletsky served as Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company. From 1981 to 1988, Mr. Skaletsky served as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky is past Chairman of the Biotechnology Industry Organization (BIO). He also serves as a member of the board of directors of Isis Pharmaceuticals, Inc., ImmunoGen and Microcide, Inc. In addition, Mr. Skaletsky is a member of the Board of Trustees of Bentley College located in Waltham, MA. Mr. Skaletsky attended Bentley College and graduated in 1970 with a Bachelor Degree in Finance.

  Susan K. Harlander, Ph.D. has been appointed to serve on our Board of Directors, with her service as a director to commence on May 1, 2001. Dr. Harlander has been the President of BIOrational Consultants, Inc. since May 2000. From May 1995 to May 2000, Dr. Harlander served in various positions at The Pillsbury Company, including Vice President, Biotechnology Development and Agricultural Research and Vice President, Green Giant and Progresso R&D and Agricultural Research. From 1991 to 1995, Dr. Harlander served as Director, Dairy Foods Research Development at Land O' Lakes, Inc. From 1984 to 1992, Dr. Harlander served as an Assistant and Associate Professor in the Department of Food Science and Nutrition, University of Minnesota. Dr. Harlander received her Ph.D. in Food Science in 1984 from the University of Minnesota.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended December 31, 2000 there were 19 meetings of the Board of Directors, and the various committees of the Board of Directors met a total of 10 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2000.

  Audit Committee. The Audit Committee, which met five times in fiscal 2000, has three members and presently consists of Mr. Burrill (as Chairman), Mr. Summers and Mr. Skaletsky. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All of the members of the Audit Committee are independent under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee Charter is attached as Appendix A hereto and the report of the Audit Committee is included below.

  Compensation Committee. The Compensation Committee, which met five times during fiscal 2000, has three members and presently consists of Mr. Burrill (as Chairman), Dr. Zinsli and Dr. Goodman. Beginning May 1, 2001, the Compensation Committee will consist of Mr. Burrill (as Chairman), Dr. Zinsli, Dr. Goodman and Dr. Harlander. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The report of the Compensation Committee is included below.

  Option Committee. Dr. Ryals is the sole member of the Option Committee, which met five times during fiscal 2000. The Option Committee has the authority to grant options within a prescribed limit (which limit may be reloaded by the Compensation Committee from time to time) to employees below the vice president level without seeking Compensation Committee approval.

  Deal Committee. The Deal Committee, which met four times during fiscal 2000 consists of Mr. Burrill, Dr. Ryals, Dr. Zinsli and Mr. Summers. The Deal Committee has the responsibility of discussing business strategy and the application of the business strategy to evaluate the terms of major business relationships negotiated by us. The Deal Committee reports to the full Board on the merits of such major business relationships.

  Nominating Committee. The Nominating Committee was created in November 2000, but did not meet in 2000. The Nominating Committee has three members and presently consists of Mr. Burrill, Dr. Ryals and Mr. Summers. The Nominating Committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. The Nominating Committee will not consider nominees recommended by stockholders.

  Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has at any time been one of our officers or employees. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee. Dr. Ryals, our President and Chief Executive Officer, is the sole member of our Option Committee.

Compensation of Directors

  Our directors who are also our employees receive no compensation for serving on the Board of Directors. During fiscal year 2000, we provided cash compensation to our non-employee directors of $2,000 per board meeting attended in person, $1,000 per board meeting via telephone and $500 per committee meeting that did not occur on the same day as a board meeting. Beginning January 2001, each non-employee director receives $15,000 per year for scheduled regular board meetings and committee meetings that occur on the same day as a board meeting. For other meetings, our non-employee directors receive cash compensation of $2,000 per board meeting attended in person, $1,000 per board meeting via telephone and $500 per committee meeting that does not occur on the same day as a board meeting. We reimburse our non-employee directors for reasonable expenses incurred in attending board and committee meetings. Beginning January 2001, each non-employee director receives options to purchase 6,000 shares each year upon grant by the Compensation Committee.

  In June 1998, Dr. Goodman, Mr. Summers and Dr. Zinsli each received options to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. In December 1999, Dr. Goodman, Mr. Summers and Dr. Zinsli each received options to purchase 2,666 shares of our common stock at an exercise price of $0.60 per share. These options vest ratably beginning on the grant date of the option and extending through the next four years of service. In March 2000, Mr. Burrill received options to purchase 50,000 shares of our common stock, which vest ratably beginning on the grant date of the option and extending through the next three years of service and have an exercise price of $7.00 per share. In March 2001, Mr. Skaletsky received options to purchase 20,000 shares of our common stock, which vest ratably beginning on the grant date of the option and extending through the next three years of service and have an exercise price of $3.94 per share. On March 16, 2001, Mr. Burrill, Dr. Zinsli and Mr. Summers each received 6,000 options to purchase shares upon vesting, which vesting occurs ratably each month beginning on the date of grant of the option and extending through the next three years of service and have an exercise price of $3.94.

Executive Officers

  The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

              Name               Age Position
              ----               --- --------
Ian A.W. Howes..................  42 Vice President of Finance and Operations,
                                     Chief Financial Officer and Treasurer

Henry P. Nowak..................  45 Vice President of Intellectual Property,
                                     General Counsel and Secretary

Ellen Corliss...................  38 Vice President of Corporate Communications

Athanasios Maroglou, Ph.D. .....  42 Vice President of Project Management

John Hamer, Ph.D................  43 Vice President of Research

Craig Liddell, Ph.D.............  42 Vice President of Informatics

James D. Bucci..................  56 Vice President of Human Resources

Ken Hunt........................  35 Vice President of Business Strategy

Jorn Gorlach. Ph.D. ............  39 Vice President of Business Development

  Ian A. W. Howes has served as our Vice President of Finance and Operations and Chief Financial Officer since January 1999. From February 1997 to December 1998, Mr. Howes was Chief Financial Officer at Analytika, Inc., a provider of pharmaceutical data mining software and services. From October 1995 to January 1997, he was Chief Financial Officer at American Care Communities. From May 1991 to August 1995, Mr. Howes was Chief Financial Officer at EnSys, Inc., a publicly traded biotechnology company. Mr. Howes received his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill in 1997 and is a Chartered Accountant in England and Wales.

  Henry P. Nowak, Esq. has been our Vice President of Intellectual Property, General Counsel and Secretary since May 1998. From March 1995 to April 1998, Mr. Nowak served as the legal and patent counsel at Novartis Pharmaceuticals and Systemix. Previously, he served as legal and patent counsel for Somatogen, Amgen, Ciba-Geigy Agriculture and Schering-Plough. He is a member of three state bars and the Federal Patent Bar. Mr. Nowak received his joint J.D./M.B.A. degree from Florida State University in 1986 and a M.S. in Biochemistry from Utah State University in 1981.

  Ellen Corliss has been our Vice President of Corporate Communications since August 2000. From July 1998 to July 2000, she was director of corporate communications and investor relations at Embrex, Inc., an agricultural biotechnology company. From August 1996 to July 1998, she was the president of Corliss Communications, a self-owned communications consultancy. From 1994 to August 1996 she was senior vice president and co-founder of the public relations division of Grob Strategic Communications (now Lowe Grob Health & Science). Ms. Corliss received her Bachelor of Arts in political science from Tufts University in Medford, Massachusetts.

  Athanasios Maroglou, Ph.D. has served as our Vice President of Project Management since October 1999. From 1985 to 1999, Dr. Maroglou was Research and Development Manager at E. I. DuPont De Nemours & Company. As Research and Development Manager, he was responsible for discovery and commercialization of new herbicides and for product support and renewal. In his 14 years at DuPont, Dr. Maroglou also served as Process Development Manager, Operations Supply Chain Manager and Manufacturing Area Manager. He received his Ph.D. in Chemical Engineering at the University of Birmingham, England.

  John Hamer, Ph.D. has served as our Vice President of Research since February 2000. From March 1999 to February 2000, Dr. Hamer served as our Director of Microbial Research. From September 1998 to March 1999, he served as our Director of Fungal Biology. From September 1989 to September 1998, Dr. Hamer served as Professor of Biological Sciences and Adjunct Professor of Microbiology and Immunology at Purdue University. While at Purdue, Dr. Hamer was awarded the David and Lucille Packard Fellowship and the National Science Foundation Presidential Faculty Fellowship. He is currently editor-in-chief of the academic press journal Fungal Genetics and Biology and currently serves on the NSF-Microbial Genetics Study Panel. Dr. Hamer received his Ph.D. in Microbiology from the University of California, Davis in 1987.

  Craig Liddell, Ph.D. has served as our Vice President of Informatics since February 2000. From July 1998 through February 2000, Dr. Liddell served as our Director of Informatics. Dr. Liddell has been an Adjunct Professor of Plant Pathology and since 1991 he has been a Principal Investigator at the Computing Research Laboratory at New Mexico State University. From July 1996 to July 1998, Dr. Liddell was an Associate Professor of Plant Pathology and from 1989 to July 1996, Dr. Liddell was an Assistant Professor of Plant Pathology at New Mexico State University. Dr. Liddell was a Postdoctoral Research Scientist in the Departments of Plant Pathology at the University of California-Davis and the University of Wisconsin-Madison. He is the senior editor of the journal Phytopathology. Dr. Liddell received his Ph.D. in Plant Pathology from the University of Sydney, Australia in 1986.

  James Bucci has served as our Vice President of Human Resources since February 2000. From November 1997 to February 2000, Mr. Bucci was Senior Vice President of Human Resources for Suburban Hospital Healthcare Systems in Bethesda, Maryland, a not-for-profit integrated healthcare provider. From April 1993 to October 1997, he served as Group Vice President of Human Resources at First Citizens Bank in Raleigh, North Carolina, a closely held regional bank. Mr. Bucci has prior senior level human resources experience at Hallmark Cards, Inc. and Fidelity Investments. Mr. Bucci received his Masters degree in Human Development in 1984 from the University of Rhode Island. His undergraduate degree is from Brown University.

  Kenneth Hunt has served as our Vice President of Business Strategy since December 2000. From September 1997 to December 2000, Mr. Hunt served in a number of positions at Monsanto, including director of business development for nutrition, director of business development for genomics and director of commercial development for designer fibers. From 1993 to September 1997, Mr. Hunt worked at Sara Lee Knit Products, where he progressed from marketing assistant to director of marketing. Mr. Hunt received his Master's of Business Administration from the Babcock Graduate School of Management at Wake Forest University, his Juris Doctorate from Wake Forest University School of Law, and his Bachelor of Arts in psychology from Wake Forest University.

  Jorn Gorlach, Ph.D. was one of the co-founders of our company in September 1997. He has served as our Vice President of Business Development since January 2001. From January 2000 to January 2001, Dr. Gorlach served as our Director of Project Management. From September 1997 to January 2000, Dr. Gorlach served as our Director of Plant Research. From 1995 to September 1997, Dr. Gorlach served as Group Leader of Combinatorial Biochemistry at Novartis Crop Production. Prior to that, Dr. Gorlach held several other positions at Novartis Crop Production. Dr. Gorlach received his Ph.D. in Molecular Biology from the Swiss Federal Institute of Technology in Zurich, Switzerland.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of fiscal 2000 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2000.

                                  Annual Compensation  Securities
                                 --------------------- Underlying  All Other
  Name and Principal Position    Year  Salary   Bonus   Options   Compensation
  ---------------------------    ---- -------- ------- ---------- ------------
John A. Ryals, Ph.D............. 2000 $297,600 $75,000      --       $5,065(5)
 Chief Executive Officer,
  President and Director         1999 $221,825 $58,438   77,917      $  600(6)
                                 1998 $180,000 $45,000      --          --

Athanasios Maroglou, Ph.D.(1)... 2000 $179,632 $50,000    5,260      $2,287(7)
 Vice President of Project
  Management                     1999 $ 50,020 $ 6,667  165,000         --

Ian A.W. Howes(2)............... 2000 $185,000 $46,250      --       $2,625(7)
 Vice President of Finance and
 Operations,                     1999 $155,400 $41,250  303,300         --
 Chief Financial Officer and
 Treasurer

Craig Liddell, Ph.D.(3)......... 2000 $179,154 $45,000      --       $2,199(7)
 Vice President of Informatics   1999 $125,000 $37,500   67,500         --
                                 1998 $ 50,000     --   100,000         --

John Hamer, Ph.D.(4)............ 2000 $178,801 $45,000      --       $1,668(7)
 Vice President of Research      1999 $142,500 $37,500   67,500      $5,000(8)
                                 1998 $ 44,019     --   100,000         --

--------
(1)  Dr. Maroglou joined the Company in November 1999.
(2)  Mr. Howes joined the Company in January 1999.
(3)  Dr. Liddell joined the Company in June 1998.
(4)  Dr. Hamer joined the Company in August 1998.
(5) Represents life insurance premiums paid on behalf of Dr. Ryals in the amount of $2,440 and matching contributions made under the Company's 401(K) plan in the amount of $2,625.
(6)  Represents life insurance premiums paid on behalf of Dr. Ryals.
(7)  Represents matching contributions made under the Company's 401(K) plan.
(8)  Represents reimbursements for moving expenses paid to Dr. Hamer.

Option Grants in Last Fiscal Year

  The following table presents each grant of stock options during the fiscal year ended December 31, 2000, to each of the named executive officers.

  All options were granted under our 1998 Stock Option Plan. The following options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in our favor that entitles us to repurchase unvested shares at their original exercise price on termination of the employee's services with us.

  The potential realizable value is calculated based on the ten year term of the option at the time of grant. Stock price appreciation of 0%, 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent our estimate of future stock price performance. The potential realizable value of 0%, 5% and 10% appreciation are calculated by:

  . Multiplying the number of shares of common stock under the option by the market price at grant date.
  . assuming that the aggregate stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table until the expiration of the options; and
  .  subtracting from that result the aggregate option exercise price.

  Percentages shown under "Percentage of Total Options Granted to Employees in Fiscal Year" are based on an aggregate of 722,302 options granted to our employees and directors under our 1998 and 2000 Stock Option Plans during 2000.

                               Individual Grants

                                                                                       Potential Realizable
                                             % of Total             Market            Value at Assumed Annual
                                Number of      Options              Price              Rates of Stock Price
                                Securities   Granted to   Exercise    on              Appreciation for Option
                                Underlying    Employees    or Base   Date                    Term (2)
                                 Options      in Fiscal     Price     of   Expiration -----------------------
            Name              Granted (#)(1)    Year      ($/Share) Grant     Date      0%      5%      10%
            ----              -------------- -----------  --------- ------ ---------- ------- ------- -------
John A. Ryals, Ph.D. .......        --               --       --      --         --       --      --      --
Athanasios Maroglou, Ph.D...      5,260      Less than 1%   $4.50   $9.00   01/20/10  $23,670 $53,442 $99,118
Ian A.W. Howes..............        --               --       --      --         --       --      --      --
Craig Liddell, Ph.D. .......        --               --       --      --         --       --      --      --
John Hamer, Ph.D. ..........        --               --       --      --         --       --      --      --

--------
(1) The options were granted pursuant to the Company's 1998 Stock Option Plan (the "Plan"). The options granted to the named executive officers are incentive stock options and vest monthly in 48 equal installments commencing on January 20, 2001. Our repurchase right lapses in equal monthly installments over the four years commencing on the grant date.
(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table provides information regarding the exercises of options by each of the named executive officers during fiscal year 2000. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

  These options are immediately exercisable in full at the grant date, but shares purchased by exercise of unvested options are subject to a repurchase right in our favor that entitles us to repurchase unvested shares at the original exercise price on termination of the executive's services with us.

                                                            Number of Securities
                                                                 Underlying         Value of the Unexercised
                                                             Unexercised Options      In-The-Money Options
                                   Shares       Value        at Fiscal Year-End      at Fiscal Year-End (2)
                                 Acquired On  Realized    ------------------------- -------------------------
             Name                 Exercise       (1)      Exercisable Unexercisable Exercisable Unexercisable
             ----                ----------- -----------  ----------- ------------- ----------- -------------
John A. Ryals, Ph.D.(4)........       --             --      77,917        --       $  732,420       --
Athanasios Maroglou, Ph.D.(5)..       --             --       5,260        --       $   28,930       --
Ian A.W. Howes(6)..............       --             --         --         --              --        --
Craig Liddell, Ph.D.(7)........    43,750    $434,000 (3)   123,750        --       $1,211,500       --
John Hamer, Ph.D.(8)...........       --             --     134,167        --       $1,314,837       --

--------
(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $10.00, which was the most recent closing sale price per share of the Company's Common Stock as reported in the NASDAQ National Market System on December 31, 2000.
(3) Value on April 14, 2000 (date of exercise) determined by Board of Directors based on the fair market value of the Company of $10.00 per share.
(4) As of December 31, 2000, 77,917 shares are subject to immediately exercisable stock options held by Dr. Ryals. As of December 31, 2000, we had the right to repurchase 58,438 of the shares issued or issuable upon the exercise of these options if Dr. Ryals ceases his employment with us.
(5) As of December 31, 2000, 165,000 shares of common stock were issued upon the exercise of immediately exercisable options and 5,260 shares are subject to immediately exercisable stock options held by Dr. Maroglou. As of December 31, 2000, we had the right to repurchase 124,368 of the shares issued or issuable upon the exercise of these options if Dr. Maroglou ceases his employment with us.
(6) As of December 31, 2000, 303,300 shares of common stock were issued upon the exercise of immediately exercisable options. As of December 31, 2000, we had the right to repurchase 151,454 of the shares issued or issuable upon the exercise of these options if Mr. Howes ceases his employment with us.
(7) As of December 31, 2000, 43,750 shares of common stock were issued upon the exercise of immediately exercisable options and 123,750 shares are subject to immediately exercisable stock options held by Dr. Liddell. As of December 31, 2000, we had the right to repurchase 81,878 of the shares issued or issuable upon the exercise of these options if Dr. Liddell ceases his employment with us.
(8) As of December 31, 2000, 33,333 shares of common stock were issued upon the exercise of immediately exercisable options and 134,167 shares are subject to immediately exercisable stock options held by Dr. Hamer. As of December 31, 2000, we had the right to repurchase 86,044 of the shares issued or issuable upon the exercise of these options if Dr. Hamer ceases his employment with us.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

  In February 1998, the Company entered into an employment agreement with Dr. Ryals, pursuant to which his initial annual base salary was set at $180,000. In 1999, his annual base salary was increased to $233,750, in 2000, his annual base salary was increased to $300,000, and in 2001, his annual base salary was increased to $330,000. In addition, Dr. Ryals is entitled to receive annual bonuses of 25% of base salary to be awarded on the basis of mutually agreed upon objectives and criteria between Dr. Ryals and the Company. The agreement provides that the employment relationship may be terminated with or without cause at any time by Dr. Ryals or the Company. Furthermore, the agreement provides that, if the Company terminates Dr. Ryals with or without cause, as defined in the agreement, the Company shall have no obligation to pay severance beyond his accrued base salary and bonus up to the date of termination. However, if the Company continues to pay Dr. Ryals an amount equal to his current monthly salary for a three month period following a termination without cause, he shall be prohibited from competing with the Company for that three month period. Moreover, upon proper notice to Dr. Ryals, the Company may extend the non-compete period to a total of twelve months provided the Company continues to pay him such amounts. If the Company terminates Dr. Ryals for cause or if he terminates his employment relationship, he shall be prohibited from competing with the Company for a period of twelve months following the date of termination. Dr. Ryals executed a separate proprietary information and inventions agreement pursuant to which he agreed that he will not disclose any confidential information received during his employment with the Company and, that, with some exceptions, he will assign to the Company any and all inventions conceived or developed during his employment with the Company.

  At the time of commencement of employment, most of the Company's employees, including Dr. Maroglou, Mr. Howes, Dr. Liddell and Dr. Hamer, sign offer letters and employment agreements. These employment agreements provide for employment at will and contain standard provisions relating to confidential information and invention assignment by which the employee agrees not to disclose any confidential information received during his or her employment with the Company and that, with some exceptions, he or she will assign to the Company any and all inventions conceived or developed during employment.

  The outstanding option agreements issued under the Company's 1998 Stock Option Plan and 2000 Employee, Director and Consultant Stock Option Plan provide for accelerated vesting of options under certain circumstances in connection with a change of control (as defined in such option agreements). If an option holder's employment is terminated by the Company for a reason other than for "cause" (as defined in the applicable stock option agreement) within 12 months of the change of control, that employee's unvested options shall vest immediately upon such termination. If an option holder's employment is terminated as a result of voluntary resignation, disability or death or is terminated by the Company for cause, then that employee's unvested options shall cease to vest.

Performance Graph: Comparison of Cumulative Total Return

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between May 5, 2000 (the date the Common Stock commenced public trading) and December 31, 2000 with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Biotechnology Index over the same period. This graph assumes the investment of $100 on May 5, 2000 in the Company's Common Stock and each of the comparison groups and assumes reinvestment of dividends, if any. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from NASDAQ, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.




                             [CHART APPEARS HERE]

                   Paradigm     Nasdaq      Nasdaq
                Genetics, Inc. Composite Biotech Index
                -------------- --------- -------------
      5/5/00        100.00      100.00      100.00
      6/1/00        144.64       93.86       94.34
      7/3/00        191.97      104.59      120.53
      8/1/00        222.23       96.56      115.19
      9/1/00        244.64      110.94      135.57
      10/2/00       341.07       93.50      121.04
      11/1/00       211.61       87.33      121.89
      12/1/00       144.64       69.31      106.80
      12/29/00      142.85       64.73      106.51

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overview

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of Directors who are not current or former employees of the Company. The Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. This report addresses the compensation policies for fiscal year 2000 as they affected Dr. Ryals, in his capacity as Chief Executive Officer, President and Director, and the other executive officers of the Company.

General Compensation Philosophy

  The objectives of the Company's executive compensation program are to:

  . Attract, motivate and retain qualified executives and reward performance;

  . Reward executives for their contributions towards achieving the Company's strategic goals; and

  . Align the interests of executives with the long-term interests of stockholders.

Executive Officer Compensation Program

  The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on predetermined Company objectives and individual performance goals; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

  The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company for prospective employees.

  In considering compensation of the Company's executives, the Compensation Committee considers the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. The Compensation Committee's present policy is to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

Base Salary and Benefits

  The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. The Compensation Committee studies salary surveys and other salary information that relate to similar biotechnology companies to assist in its evaluation of executive compensation. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel, as well as individual experience and performance. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

  The Compensation Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives of the Company as well as individual performance goals. The Compensation Committee evaluates a number of quantitative and qualitative factors, including (i) the Company's financial performance in an officer's area of responsibility, (ii) the officer's progress towards non-financial objectives and (iii) the officer's ability to manage and motivate others, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and successes. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Company believes that option grants (i) align executive officer interests with stockholder interests by creating a direct link between stockholder return and compensation, (ii) give executives a long-term interest in the Company's success and (iii) help retain executive talent in a competitive market. Option grants are made from time to time, based on the Compensation Committee's view that an executive's contributions have or will have a significant impact on the Company's performance. When determining the magnitude of an option grant, the Compensation Committee considers, among other factors, (i) past performance of the executive, (ii) appropriate incentives to meet long-term objectives, (iii) the magnitude of grants awarded at other biotechnology companies and companies of comparable size and complexity and (iv) the amount of equity held by the executive prior to the grant.

Chief Executive Officer Compensation

  Dr. Ryals has served as President, Chief Executive Officer and Director since the formation of the Company in September 1997. In January 2000, at the recommendation of the Compensation Committee, Dr. Ryals' base salary was increased from $233,750 to $300,000. In March 2001, Dr. Ryals was awarded a cash bonus of $75,000 and granted 52,700 stock options by the Board of Directors related to his performance during 2000. This compensation is consistent with the range of salary and bonus levels received by Dr. Ryals' counterparts in comparable companies in the biotechnology industry. The Compensation Committee believes that Dr. Ryals has managed the Company well in a challenging and fast-paced business climate. Highlights of Dr. Ryals' strategic contributions during 2000 included the closing of a private placement in January, the completion of the Company's initial public offering in May, the establishment and increased throughput of the Company"s GeneFunction Factory(TM), the successful completion of nine milestones under the Company's current research collaborations and the hiring of three important management executives.

                                          The Compensation Committee

                                          G. Steven Burrill
                                          Henri Zinsli
                                          Robert Goodman

                           REPORT OF AUDIT COMMITTEE

  The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ National Market System, has furnished the following report:

  The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee took the following actions:

  . Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

  . Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  . Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

  Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Mark B. Skaletsky
                                          Michael Summers
                                          G. Steven Burrill

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) an initial report of ownership was filed late by Polaris Venture Funds, Innotech Investments Limited, Intersouth Partners, The Burrill AgBio Capital Fund L.P., Terrence McGuire, Dennis Dougherty, G. Steven Burrill, John A. Ryals, Scott J. Uknes, Henry P. Nowak, Ian A.W. Howes, Craig Liddell, John Hamer, Robert Goodman, Michael Summers, Henri Zinsli, Richard E. Kouri, Athanasios Maroglou, James D. Bucci and Ken Hunt; (ii) two reports, each covering one transaction, were filed late by each of Polaris Venture Funds and Mr. Kouri, and (iii) one report, each covering one transaction, were filed late by each of Innotech Investments Limited, Intersouth Partners, The Burrill AgBio Capital Fund L.P., and each of Mssrs. McGuire, Dougherty, Burrill, Ryals, Uknes, Nowak, Howes, Liddell, Hamer, Goodman, Summers, Zinsli, Maroglou and Bucci.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 2000, the Company sold shares of Series C Preferred Stock ("Series C") at a price of $5.00 per share to investors, including: (i) The Burrill AgBio Capital Fund, which purchased 400,000 shares of Series C, (ii) the Intersouth Partners family of funds, which purchased 200,000 shares of Series C, (iii) the Polaris Venture Funds family of funds, which purchased 1,800,000 shares of Series C and (iv) Innotech Investments Limited, which purchased 200,000 shares of Series C. Each share of Series C converted into one share of our common stock upon the closing of our initial public offering in May 2000. As part of the closing of its initial public offering in May 2000, the Company sold shares of its common stock at a price of $7.00 per share to those investors, including: (i) The Burrill AgBio Capital Fund, which purchased 153,846 shares, (ii) Intersouth Partners, which purchased 76,923 shares, (iii) Polaris Venture Funds, which purchased 692,308 shares and (iv) Innotech Investments Limited, which purchased 76,923 shares. G. Steven Burrill, the chairman of our Board of Directors, is Chief Executive Officer of Burrill & Company, the General Partner of Burrill AgBio Capital Fund, L.P.

  Since the beginning of fiscal year 2000, the Company has entered into the following agreements and transactions with its executive officers, directors and holders of more than five percent of the Company's voting securities:

  The Company, its founders, including Dr. Ryals and Dr. Gorlach, the preferred stockholders listed above and other stockholders have entered into an Amended and Restated Registration Rights Agreement, which the parties amended in April 2000. Under this Agreement, they have certain registration rights, including demand rights, piggy-back rights and S-3 registration rights with respect to their shares of common stock.

  In February 2000, the Company agreed to pay Deborah Ryals, the wife of Dr. Ryals, $14,250 and agreed to grant to Mrs. Ryals stock options to purchase 8,000 shares of common stock in settlement of her prior employment with the Company during the period from September 1997 to January 1998.

  In October 2000, the Company entered into new lock-up agreements with each of The Burrill AgBio Capital Fund, the Intersouth Partners family of funds, the Polaris Venture Funds family of funds, Innotech Investments Limited, Dr. Ryals, Mr. Burrill, Mr. Summers, Dr. Zinsli, Dr. Goodman, Mr. McGuire, Mr. Dougherty, Mr.

Howes, Mr. Nowak, Mr. Maroglou, Mr. Hamer, Mr. Bucci, Dr. Gorlach and Mr. Stewart and terminated the original lock-agreements signed by those investors, officers and directors in connection with the Company's initial public offering. The new agreements provided for a lock-up obligation that lapsed with respect to portions of the investors' shares each month from October 2000 to April 2001.

  The Company believes that all of the transactions described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             ELECTION OF DIRECTORS

                                (Notice Item 1)

  The Company's Charter and By-Laws provide for a classified Board of Directors. The Board of Directors currently consists of six members and a seventh member has been appointed to begin service on May 1, 2001. The Board of Directors is classified into three classes as follows: G. Steven Burrill, John A. Ryals, Ph.D., and Robert Goodman, Ph.D. constitute a class with a term ending in 2003 (the "Class III directors"); Michael Summers and Henri Zinsli, Ph.D. constitute a class with a term ending in 2002 (the "Class II directors"); and Mark B. Skaletsky and Susan K. Harlander, Ph.D. (effective May 1, 2001) constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  The Board of Directors has voted (i) to set the size of the Board of Directors at seven members and (ii) to nominate Mark B. Skaletsky and Susan K. Harlander, Ph.D. or election at the Meeting for a term of three years to serve until the 2004 annual meeting of Stockholders, and until their respective successors are elected and qualified. The Class II directors (Michael Summers and Henri Zinsli, Ph.D.) and the Class III directors (G. Steven Burrill, John
A. Ryals, Ph.D. and Robert Goodman, Ph.D.) will serve until the annual meetings of Stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MARK B. SKALETSKY AND SUSAN K. HARLANDER, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                (Notice Item 2)

  The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Board proposes that the Stockholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year ended December 31, 2000. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

 Audit Fees

  The Company paid PricewaterhouseCoopers LLP a total of $59,000 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

 All Other Fees

  During the Company's fiscal year ended December 31, 2000, the Company paid PricewaterhouseCoopers LLP a total of $307,555 for their provision of services other than their audit of the Company's financial statements.

 Financial Information Design and Implementation

  The Company did not engage PricewaterhouseCoopers, LLC to perform services related to financial information design and implementation during the fiscal year ended December 31, 2000.

  The Audit Committee has considered whether the provision of the services described above under the caption All Other Fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

  In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2002, stockholder proposals must be received no later than December 5, 2001. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 18, 2002 and no earlier than January 19, 2002. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of General Counsel, Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

108 ALEXANDER DRIVE
RESEARCH TRIANGLE PARK, NC 27709
(919) 425-3000
APRIL 6, 2001

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to Investor Relations, Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

                                  APPENDIX A
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                PARADIGM GENETICS, INC. AUDIT COMMITTEE CHARTER

I. PURPOSE

  The Audit Committee shall provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to ensure that an adequate system of internal control is functioning within the Corporation.

  . Oversee that management has established and maintained processes to ensure compliance by the Corporation with all applicable laws, regulations and corporate policy relating to the corporate accounting and reporting practices of the Corporation.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and at least one member of the Audit Committee shall have accounting or related financial management expertise which results in the individual's financial sophistication.

  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

  The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the 10-Q prior to its filing and, prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

3. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

Financial Reporting

 General

  . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

  . Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

 Annual Financial Statements

  . Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

  . Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

  . Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies;

  . Meet with management and the external auditors to review the financial statements and the result of the audit;

  . Consider management's handling of proposed audit adjustments identified by the external auditors;

  . Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

  . Ensure that the external auditors communicate certain required matters to the committee.

Independent Accountants

4. External Audit

  .  Review the external auditors' proposed audit scope and approach;

  . Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

  . Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

Other Responsibilities

5. Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

6. Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

7. Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

8. Perform other oversight functions as requested by the full board.

9. Review and update the charter; receive approval of changes from the board.

                            PARADIGM GENETICS, INC.

          THIS PROXY IS BEING SOLICITED BY PARADIGM GENETICS, INC.'S
                              BOARD OF DIRECTORS

The undersigned, hereby appoints John A. Ryals and Henry P. Nowak, Esq., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Paradigm Genetics, Inc. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709, at 10:00 a.m. local time on Wednesday, May 2, 2001, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR
                                           ---                               ---
PROPOSAL 2.


             (Continued and to be dated and signed on other side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                    ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            PARADIGM GENETICS, INC.

                                  MAY 2, 2001


                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

A  [X]   Please mark your
         votes as in this
         example.

                                                                             WITHHOLD
                                                       FOR                   AUTHORITY
                                                   all nominees       to vote for all nominees
                                                  listed at right        listed at right.
1.   Election of two (2) Class I Directors:            [_]                      [_]                NOMINEES: Mark S. Skaletsky
                                                                                                             Susan K. Marlander
     For all nominees except as noted below

     --------------------------------------

2.   Proposal to Ratify the appointment          FOR     AGAINST     ABSTAIN
     of PricewaterhouseCoopers LLP as            [_]       [_]         [_]
     the Company's independent public
     accountants for the fiscal year
     ending December 31, 2001.


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ABOVE. YOU NEED NOT MARK ANY BOXES.


Signature_______________ Date:________ Signature_______________ Date:________

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.